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                                                                      Exhibit 11
                          J. C. PENNEY COMPANY, INC.
                         and Consolidated Subsidiaries

                  Computation of Net Income Per Common Share
               -------------------------------------------------
               (Amounts in millions except per common share data)
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                                                                                        52 Weeks Ended
                                         53 Weeks Ended            ----------------------------------------------------------
                                         January 31, 1998              January 25, 1997                January 27, 1996
                                   ---------------------------     -------------------------       --------------------------
                                     Shares           Income         Shares         Income            Shares          Income
                                   -----------      ----------     ----------     ----------       -----------     ----------
Basic
-----

Net income                                          $     566                     $      565                       $      838
Dividend on Series B ESOP
  convertible preferred stock
  (after-tax)                                             (40)                           (40)                             (41)
                                                    ---------                     ----------                       ----------
Adjusted net income                                       526                            525                              797

Weighted average number of
  shares outstanding                     247.4                        226.4                              226.1
                                   -----------      ---------    ----------       ----------       -----------     ----------
                                         247.4      $     526         226.4       $      525             226.1     $      797
                                   ===========      =========    ==========       ==========       ===========     ==========


Net income per common share                   $2.13                         $2.32                             $3.52
                                              =====                         =====                             =====




Diluted
-------

Net income                                          $     566                     $      565                             $ 838
Tax benefit differential on ESOP
  dividend assuming stock is
  fully converted                                          (1)                            (2)                               (2)
Assumed additional contribution
  to ESOP if preferred stock is
  fully converted                                          (3)                            (3)                               (6)
                                                    ---------                     ----------                       -----------
Adjusted net income                                       562                            560                               830

Weighted average number of
  shares outstanding (basic)             247.4                        226.4                              226.1
Stock options and other                    2.5                          2.7                                2.6
Convertible preferred stock               18.2                         19.4                               20.6
                                   -----------      ---------    ----------       ----------       -----------     ----------
                                         268.1      $     562         248.5       $      560             249.3     $      830
                                   ===========      =========    ==========       ==========       ===========     ==========


Net income per common share                   $2.10                         $2.25                             $3.33
                                              =====                         =====                             =====

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